UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

hhgregg, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8819207
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street, Indianapolis, Indiana 46240

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	File No. 333-142181
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

(Title of Class)

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

See the “Description of Capital Stock” section in the prospectus included in the Registration Statement on Form S-1 (File No. 333-142181) of hhgregg, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on April 18, 2007, including any subsequent amendments thereto (the “Registration Statement”), which section is hereby incorporated by reference herein.

ITEM 2.	EXHIBITS.

Exhibit Number	Description of Document

3.1*	Certificate of Incorporation of the Company.

3.2*	Bylaws of the Company.

4.1*	Specimen stock certificate for shares of common stock of the Company.

4.6*	Registration Rights Agreement, dated April 12, 2007, by and among FSEP V, FSA V, Cal STRS, ASF, the Throgmartin Trust, Jerry W. Throgmartin, Gregg William Throgmartin, Dennis L. May and hhgregg.

*	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-142181).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 16, 2007

hhgregg, Inc.

By:	/s/ Jerry W. Throgmartin
Jerry W. Throgmartin Chief Executive Officer